Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial
Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Robert LaPenta, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Burlington Coat Factory Warehouse Corporation, and, except as corrected or supplemented in a subsequent covered report:

*

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

*

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Burlington Coat Factory Warehouse Corporation's audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

* the Annual Report on Form 10-K for the year ended June 1, 2002 of Burlington Coat Factory Warehouse Corporation;

*

all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Burlington Coat Factory Warehouse Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

* any amendments to any of the foregoing.

/s/ Robert LaPenta		Subscribed and sworn to before me this 27th day of August, 2002 /s/ Caroline E. de Rooy Notary Public My Commission Expires: February 3, 2007
Name:	Robert LaPenta
Title:	Vice President, Controller and Chief Accounting Officer
Date:	August 27, 2002